Exhibit 10.22

CKE RESTAURANTS, INC.

AMENDMENT NO. 3
TO
EMPLOYMENT AGREEMENT

This Amendment No. 3 (the “Amendment”) to Employment Agreement is made effective as of December 16, 2008, by and between CKE Restaurants, Inc. (the “Company”) and E. Michael Murphy (the “Employee”).

RECITALS:

A.           The Company and the Employee entered into an Employment Agreement, dated as of January 12, 2004, and amended on December 6, 2005 and October 12, 2006 (collectively, the “Agreement”).

B.           The Company and the Employee now desire to further amend the Agreement as set forth below.

AGREEMENT

1. Employment and Duties.  Section 1 is hereby amended to change and replace the Employee’s stated position from “Executive Vice President, General Counsel and Secretary” to “President, Chief Legal Officer and Secretary”, which amendment shall be effective on January 27, 2009.

2. Term.  Section 2 is hereby amended to read in its entirety as follows:

“2.           Term.  The term of this Agreement shall commence on the Effective Date and, prior to July 11, 2012, shall terminate three (3) years following the date on which notice of non-renewal or termination of this Agreement is given by either party to the other and, on and subsequent to July 11, 2012, shall terminate on July 11, 2015, subject in all cases to prior termination as set forth in Section 7 below (the “Term”).  Thus, prior to July 11, 2012, the Term shall be renewed automatically on a daily basis so that the outstanding Term is always three (3) years following the date on which notice of non-renewal or termination is given by either party to the other and, on July 11, 2012, the Term shall convert into a remaining three (3) year term ending on July 11, 2015.  The Term may be extended at any time upon mutual written agreement of the parties.”

3. Salary.  Section 3 is hereby amended to provide that the minimum base annual salary shall be $636,750, effective as of January 27, 2009.

4. Other Compensation and Fringe Benefits.  Section 4(e)(vi) is hereby amended to read in its entirety as follows, which amendment shall be effective as of January 27, 2009 for determining annual bonuses for the fiscal year ending in January 2010 and subsequent fiscal years, as applicable:

“(vi)           If Actual Income is 120% or greater of Target Income, Employee shall receive a bonus equal to 220% of Current Base.”

5. Other Compensation and Fringe Benefits.  The definition of “Actual Income” as set forth in Section 4(e) is hereby amended to add the following phrase at the end thereof:

“provided, further, that any accounting credits or charges associated with any interest rate swap derivatives shall be excluded from Actual Income;”

6. Other Compensation and Fringe Benefits.  Clause (g) is hereby added to Section 4, which clause reads in its entirety as follows:

“(g)           Section 409A Limitation.  Any amounts payable under Sections 4(b), 4(c) or 6 shall be paid no later than December 31 of the year  following the year in which the expenses are incurred.”

7. Termination.  Section 7(b)(ii) is hereby amended to add the following text immediately following the phrase which reads “...subject to the Employee executing and delivering to the Company a release of the Company and its affiliates from all known and unknown claims at the date of such termination based upon or arising out of this Agreement or the termination, in form reasonably acceptable to the Employee”:

“(provided that such release shall be executed and delivered on or prior to the fifty-fifth (55th) day following the date of the Employee’s termination and shall be in the form of an effective release agreement for which any applicable revocation period has expired)”

8. Termination.  Section 7(b)(ii)(B) is hereby amended to add the following phrase at the end thereof:

“if, at the time the Company terminates Employee’s employment under this Section 7(b), the Company is not a reporting company under the Exchange Act (as defined below), or the Employee is not a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”); however, if at the time the Company terminates Employee’s employment under this Section 7(b), the Company is a reporting company under the Exchange Act and the Employee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then Employee shall be entitled to such sum in a single lump sum on the first business day that occurs at the end of the period commencing on the date of termination and ending six months after the last day of the calendar month in which the date of termination occurs (e.g., if the Company terminates Employee’s employment on March 15, 2009, the Company will pay the amount specified herein on the first business day immediately following September 30, 2009).”

9. Termination.  Section 7(b)(v) is hereby amended as follows:

(1) To add the following text immediately following the phrase which reads “...if the Company is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)”:

“and the Employee is a “specified employee” for purposes of Section 409A(2)(B)(i) of the Code”;

(2) To change and replace the timing for the grant of Restricted Shares as provided therein from “the date of such termination” to:

“the first business day that occurs at the end of the period commencing on the date of termination and ending six months after the last day of the calendar month in which the date of termination occurs”; and

(3) To change and replace the provision regarding vesting in the final phrase therein from “concurrently with such termination” to “on such date of grant.”

10. Termination.  Section 7(b)(vi) is hereby amended to add the following text immediately following the phrase which reads “...if the Company is not a reporting company under the Exchange Act”:

“or the Employee is not a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code”

11. Termination.  There is hereby added as a new final paragraph to Section 7(b), the following:

“Notwithstanding anything in Section 7(b) to the contrary, no amount shall be payable pursuant to this Section 7(b) unless Employee has incurred a Separation from Service (within the meaning of Section 409A(a)(2)(A)(i) of the Code, and Treasury Regulation Section 1.409A-1(h) (“Separation from Service”) by reason of a termination of the Employee’s employment by the Company under this Section 7(b).”

12. Termination for Good Reason.  There is hereby added as new Section 7A to the Agreement, the following:

“7A.           Termination for Good Reason.

(a)           The Employee may terminate his employment hereunder for “Good Reason,” which for purposes of this Agreement, means a Change In Control (as defined in Section 6 on Exhibit B).  The Employee may only terminate this Agreement for Good Reason within 90 days after the Change In Control.

(b)           If the Employee terminates his employment for Good Reason:

(i)           The Company shall pay the Employee all amounts owed through the date of termination; and

(ii)           In lieu of any further salary and bonus payments or other payments due to the Employee for periods subsequent to the date of termination, under this Agreement or otherwise, the Company shall pay, as severance to the Employee, the sum of:

(A)           An amount equal to the product of the Employee’s minimum base annual salary in effect as of the date of termination multiplied by the number three, plus

(B)           An amount equal to a pro rata portion of the bonus for the year in which the termination occurs, as provided in Section 4(e) (based on an annualized calculation as of the date of termination), which sum shall be made in a single lump sum in accordance with its normal payroll procedures within five days following the date of termination if, at the time the Company terminates Employee’s employment under this Section 7A(b), the Company is not a reporting company under the Exchange Act (as defined below), or the Employee is not a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”); however, if at the time the Company terminates Employee’s employment under this Section 7A(b), the Company is a reporting company under the Exchange Act and the Employee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then Employee shall be entitled to such sum in a single lump sum on the first business day that occurs at the end of the period commencing on the date of termination and ending six months after the last day of the calendar month in which the date of termination occurs (e.g., if the Company terminates Employee’s employment on March 15, 2009, the Company will pay the amount specified herein on the first business day immediately following September 30, 2009).

(iii)           All options granted to the Employee that had not vested as of the date of such termination shall vest concurrently with such termination;

(iv)           All restricted stock awards, restricted stock unit awards, and other forms of equity compensation awards granted to the Employee, which had not vested as of the date of such termination, shall vest concurrently with such termination;

(v)           All Restricted Shares provided for in Amendment No. 3 to this Agreement to be granted after the date of such termination shall, if on the date of Employee’s termination the Company is a reporting company under the Exchange Act, and the Employee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, be granted on the first business day that occurs at the end of the period commencing on the date of termination and ending six months after the last day of the calendar month in which the date of termination occurs; provided, however, if, in doing so, such grant shall exceed the limitations imposed under the Company Equity Plans, such excess shall be spread back to Dates of Grant within the period from the date of such Amendment No. 3 through the date of such termination in a manner that would result in the maximum number of Restricted Shares permitted to be granted to Employee under the Company Equity Plans during such period, and shall vest concurrently on such date of grant;

(vi)           All Restricted Shares provided for in Amendment No. 3 to this Agreement to be granted after the date of such termination shall, if the Company is not a reporting company under the Exchange Act, or the Employee is not a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, at the time of termination, be granted on the date of such termination either under a Company Equity Plan, or, if for some reason such Restricted Shares cannot be so granted, otherwise outside a Company Equity Plan as necessary to effect the grant, by the Company, and shall vest concurrently with such termination; and

(vii)           The Company shall maintain in full force and effect for the continued benefit of the Employee during the period commencing on the date of termination and ending on the December 31 of the second calendar year following the calendar year in which the termination occurred, all employee benefit plans (except for the company’s stock incentive plans) and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee’s continued participation is not prohibited under the general terms and provisions of such plans and programs, but, if prohibited, the Company shall, at the Company’s expense, arrange for substantially equivalent benefits; provided, however, that notwithstanding the foregoing, there shall only be included, and Employee shall only be entitled to, those benefit plans or programs that are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code.

Notwithstanding any other provision in this Agreement, under no circumstances, will the Employee be permitted to exercise any discretion to modify the vesting of an award or the amount, timing or form of payment described in this Section 7A.

Notwithstanding anything in Section 7A(b) to the contrary, no amount shall be payable pursuant to this Section 7A(b) unless Employee has incurred a Separation from Service by reason of a termination of the Employee’s employment by the Employee for Good Reason.

(c)           The Employee shall not be required to mitigate the amount of any payment provided for in this Section 7A by seeking other employment or otherwise, nor shall any compensation or other payments received by the Employee after the date of termination reduce any payments due under this Section 7A.”

13. Definitions.  Terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

14. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one Amendment.

15. Terms and Conditions of Agreement.  Except as specifically amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first above written.

/s/ E. Michael Murphy
E. Michael Murphy

CKE Restaurants, Inc.

By:       /s/ Peter Churm
Peter Churm,
Director and Chairman of the Compensation
Committee of the Board of Directors